$150,000,000
                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

              15,000,000 Limited Partnership Units at $10 per Unit


                                  Best Efforts
                                SELLING AGREEMENT


                                                              _________, 1996


ATEL Securities Corporation
235 Pine Street, 6th Floor
San Francisco, California  94104
 as Dealer-Manager for the
 above described Units

Gentlemen:

         ATEL Financial Corporation ("ATEL" or the "General Partner") as general partner and on behalf of ATEL Capital Equipment Fund VII, L.P., a California limited partnership (the "Partnership") pursuant to the Limited Partnership Agreement (the "Partnership Agreement") set forth as Exhibit B to the Prospectus (as hereinafter defined), hereby confirms its agreement with you as follows:

         l. Description of Units. Subject to the terms hereof the Partnership proposes to issue and to offer for sale an aggregate of 15,000,000 of its limited partnership units (the "Units"), at a price of $10 per Unit through you and those licensed brokers, if any, designated by you.

         2. Representations, Warranties and Agreements of the Partnership and the General Partner. The Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, you as follows:

         (a) The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement and amendments thereto, on Form S-l (File No. 33-_____) covering the registration of the Units under the Securities Act of 1933 (the "Securities Act"), including the related preliminary prospectus. Such preliminary prospectus bears, and any amended prospectus will bear, the legend required by the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such Registration Statement, as amended, at the time it becomes effective, and the final prospectus

atel7-2/08.sa
         included therein, are herein respectively called the "Registration Statement" and the "Prospectus."

         (b) The Registration Statement and the Prospectus, and all amendments or supplements thereto, will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. In this connection, it is understood by the Partnership and the General Partner that Rule 2810(b)(3) of the Conduct Rules of the National Association of Securities Dealers, Inc. requires that you determine that all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and the Partnership and the General Partner therefore specifically represent and warrant that:

                  (i) all items of compensation payable to them and their affiliates are and will be set forth in the Prospectus under the caption "Management Compensation";

                  (ii) all types of equipment to be acquired by the Partnership are and will be described in the Prospectus under the caption "Investment Objectives and Policies Types of Equipment" or in a supplement to be included inside the back cover of the Prospectus;

                  (iii) all material tax aspects are and will be set forth in the Prospectus under the captions "Income Tax Consequences" and "Risk Factors";

                  (iv) the financial position and business experience of the General Partner and of those affiliates of the General Partner who are of relevance to the subject offering are and will be accurately and adequately reflected in the Prospectus under the captions "Management" and "Prior Performance Summary";

                  (v) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions "Conflicts of Interest" and "Risk Factors"; and

                  (vi) all pertinent facts relating to the liquidity and marketability of the Units are and will be set forth in the Prospectus under the captions "Risk Factors - Limited Transferability of Units" and "Summary of the Partnership Agreement - Transferability of Units."


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



         (c) The accountants who have certified or shall certify the audited financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are independent accountants as required by the Act and the Rules and Regulations.

         (d) The financial statements filed with and as part of the Registration Statement present fairly the respective financial positions of the Partnership and ATEL as of the date of such financial statements, in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved.

         (e) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the General Partner or the Partnership; and except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the General Partner nor the Partnership have incurred any liability or obligation or entered into any transaction since the date as of which information is given in the Registration Statement and the Prospectus, otherwise than in the ordinary course of business, which is material to the financial condition of the General Partner or the Partnership.

         (f) The Units conform to the description thereof contained in the Prospectus in all material respects.

         (g) Neither the issuance nor the sale of the Units, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of or constitute a default under the terms of any indenture, or other material agreement or instrument to which the General Partner or the Partnership are, or will be, a party or are, or will be, bound, or, to the best of the knowledge of the General Partner, any order or regulation applicable to the General Partner or the Partnership of any court, regulatory body, administrative agency or governmental body having jurisdiction over the General Partner or the Partnership or any of their respective assets or operations.

         (h) The Units, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

         (i) The Partnership has been duly formed pursuant to the California Revised Limited Partnership Act and is validly existing as a limited partnership in good standing under the laws of the State of California with full power and authority

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                                        3
         to own properties (or interests therein) and conduct its business as described in the Prospectus. The Partnership is qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where such qualification is necessary to assure limited liability for the limited partners.

         (j) The person or persons who have signed this Selling Agreement on behalf of the Partnership and the General Partners are duly authorized so to sign, and this Selling Agreement has been duly executed and delivered by, and is the valid, legal and binding agreement of, the Partnership and the General Partner, enforceable in accordance with its terms.

         3. Representations and Warranties of the Dealer Manager. You represent and warrant to and agree with the Partnership as follows:

         (a) You are a member in good standing of the National Association of Securities Dealers, Inc., and will maintain such membership throughout the term of this Agreement.

         (b) You will comply with all federal laws pertaining to the sale of securities, the laws of the jurisdictions in which you sell the Units, the Rules and Regulations of the Commission and the Constitution, By-Laws and Rules of the National Association of Securities Dealers, Inc., specifically including and Rule 15c2-4 under the Securities Exchange Act of 1934, as interpreted in NASD Notice to Members 84-64 (which requires that during the escrow period checks be transmitted by you to the escrow agent as soon as practicable, but in any event by noon of the second business day following receipt by you).

         (c) You will make no sale of the Units unless such sale is preceded or accompanied by the Prospectus.

         (d) You will assist the Partnership in qualifying the Units for sale under the laws of the State of California and such other jurisdictions as the Dealer Manager and the General Partner shall mutually agree.

         (e) You will (i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investors and (ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment. In recommending a purchase, sale or exchange of the Units you shall:

                  (1) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his

atel7-2/08.sa
                                        4
         investment objectives, other instruments, financial situation and needs, and any other information known by you, that:

                           (i) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

                           (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                           (iii) the program is otherwise suitable for the participant; and

                  (2) maintain in your files for at least six years documents disclosing the basis upon which the determination of suitability was reached as to each participant.

         (f) All Subscription Agreements shall be promptly transmitted to the Partnership in accordance with instructions set forth in the Subscription Agreements, and all funds received by you with respect to any Subscription Agreement shall be promptly transmitted to the Partnership, provided, however, that pending sale of a minimum of 120,000 Units, all subscription checks shall be made payable to, and all Subscription Agreements and funds shall be promptly transmitted by you to, Bank of America, San Francisco, California, or such other bank as may be selected to act as escrow agent for the Partnership. As used herein, the term "promptly transmitted" shall have the meaning set forth in Rule 15c2-4 under the Securities Exchange Act of 1934.

         (g) You will maintain copies of all Subscription Agreements in your records for the longer of the periods prescribed by either (i) Rule 17a-4 of the Securities Exchange Act of 1934 or (ii) applicable state blue sky laws.

         (h) You will execute no transaction in a discretionary account without prior written approval of the transaction by the investor.

         4. Sale of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to sell the Units on a "best efforts" basis, as agent for the Partnership. You are authorized to enlist other members of the National Association of Securities Dealers, Inc. ("Soliciting Dealers"), acceptable to the Partnership, to sell the Units. As compensation for these services, the Partnership agrees that it will pay you a selling commission in an amount equal to 9.5% of the offering price of the Units sold pursuant to the terms of this Agreement, from which you

atel7-2/08.sa
                                        5
may reallow a dealer commission of up to 8% of such offering price. You will pay wholesaling compensation to your personnel out of the selling commissions you will receive hereunder. You will reimburse the General Partner for overhead costs advanced by the General Partner, including salaries and other costs of persons involved in wholesaling activities. All of such costs will be reimbursed out of wholesaling commissions and expense reimbursements received by you from the Partnership. The Partnership may, in the General Partner's sole discretion, reimburse expenses and compensate you and certain Soliciting Dealers for wholesaling activities in connection with the offering, provided that the aggregate amount of such reimbursements and compensation, when added to all other selling compensation paid in connection with the offering, does not exceed a total equal to 10% of the Gross Proceeds, plus an additional one-half of 1% as provided in the following sentence. The Partnership may, in the General Partner's sole discretion, reimburse the Soliciting Dealers for their bona fide and accountable expenses for due diligence purposes, in an amount not to exceed one-half of l% of the offering price of the Units sold pursuant to this Agreement. In addition to the selling compensation described above, the Partnership may establish a non-cash sales incentive program as described in the Prospectus, subject to the prior review and approval of the NASD and compliance with all applicable NASD rules and procedures.

         Notwithstanding the foregoing, however, it is understood and agreed that the General Partner has reserved the right to accept or reject any subscriptions for Units as set forth in the Prospectus and no selling commission will be payable to you or any of the Soliciting Dealers with respect to the tender of any Subscription Agreement which is rejected by you or the General Partner as aforesaid. Furthermore, no subscription will be deemed binding until at least five days following delivery of a Prospectus.

         The Partnership further agrees that it will pay the foregoing selling commission with respect to the purchase price of each of the Units upon the General Partner's acceptance of the order for such Units; provided, however, that none of such commissions will be payable or paid until release to the Partnership from the escrow account in which they are to be deposited of proceeds from subscriptions for a minimum of 120,000 Units.

          It is understood and agreed that you may, in your discretion, rebate to a purchaser of Units the selling commissions otherwise payable in connection with any investment in Units by you, the General Partner, a Soliciting Dealer or any Affiliate or employee of any of the foregoing or certain clients of registered investment advisors, as more specifically described in the Prospectus under "Plan of Distribution - Investments by Certain Persons." Any such rebate to you, the General Partner, a Soliciting Dealer or any Affiliate or employee of such person will only be made if and to the extent that any Soliciting Dealer which would otherwise be entitled to a selling commission on any such

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                                        6
transaction agrees to such rebate.

         5. Certain Covenants of the Partnership and the General Partner. The Partnership and the General Partner covenant and agree with you as follows:

         (a) The Partnership will not at any time file or make any amendment or supplement to the Registration Statement or Prospectus of which you shall not have previously been advised and furnished a copy, or to which you shall object in writing.

         (b) The Partnership will advise you immediately, and confirm the advice in writing, (i) when the Registration Statement shall have become effective with the Commission, (ii) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes. The Partnership will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Partnership will deliver to you without charge, and when requested, such number of copies of the preliminary and amended preliminary prospectus, and the Prospectus (as supplemented or amended, if the Partnership shall have made any supplements or amendments to the Prospectus) as you may reasonably request.

         (d) The Partnership will comply to the best of its ability with the Securities Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the Units under the Securities Act. If at any time when a prospectus is required to be delivered under the Securities Act, an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the Securities Act, the Partnership will notify you promptly thereof and will furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of Section l0 of the Securities Act.


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



         (e) The Partnership will use its best efforts to qualify the Units for sale under the laws of the State of California and such other jurisdictions as the General Partner and you shall mutually agree and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Units thereunder.

         (f) The Partnership will furnish to you copies of all such documents, reports and information as shall be of general interest and are furnished by the Partnership to investors in the Units generally.

         (g) The Partnership and the General Partner will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus and amendments or supplements thereto, including fees of legal counsel for the Partnership, the qualifying of the Units under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel in connection therewith, and the cost of furnishing to you and the Soliciting Dealers copies of the Registration Statement, preliminary and amended preliminary prospectus and Prospectus as herein provided.

         6. Conditions to Dealer Manager's Obligations. Within a period of five days after the effective date of the Prospectus (the "Effective Date"), there shall be furnished to you the following:

         (a) The favorable opinion of Messrs. Derenthal & Dannhauser, counsel for the Partnership and the General Partner, dated the Effective Date, in form and substance satisfactory to your legal counsel, to the effect that:

            (i) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

            (ii) The Registration Statement, the Prospectus, and each amendment or supplement thereto (except for the financial statements, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

            (iii) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the

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



            Registration Statement or the Prospectus or any such amendment or supplement (except for the financial statements, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


            (iv) The description in the Registration Statement and Prospectus of the contracts and other documents therein described are accurate and fairly represent the information required to be shown.

            (v) Such counsel do not know of any statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contract or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

            (vi) This Agreement has been duly executed and delivered by the General Partner; and (upon the assumption that the Registration Statement complies with the Securities Act) this Agreement is a valid and binding agreement of the General Partner in accordance with its terms.

         (b) A certificate, dated the Effective Date, signed by the General Partner, to the effect that (i) the representations and warranties of the Partnership and the General Partner contained in this Agreement are correct; and (ii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and in their opinion (A) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
         (B) there are no material legal or governmental proceedings to which the Partnership or General Partner are a party or of which the business or assets of the Partnership or General Partner are the subject which are not disclosed in the Registration Statement and the Prospectus.

         (c) A letter addressed to you from Ernst & Young dated not earlier than the business day immediately preceding the Effective Date, stating that:


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                                        9

                  (i) With respect to the Partnership, they are "independent public accountants" as such term is defined in the Securities Act and the Rules and Regulations, and they were not employed by the Partnership on a contingent basis and they (and their partners and associates individually) do not, either at the time of the preparation of financial statements reported upon by them or at any time thereafter, have substantial interest in the Partnership or any of its parents (as such term is defined in Rule 405(n) of the Commission) or have any connection with the Partnership as a promoter, underwriter, voting trustee, director, officer, partner or employee.

                  (ii) In their opinion, the balance sheets of the Partnership and ATEL reported upon by them and included in the Registration Statement comply in all material respects with all of the accounting requirements contained in the Securities Act and the Rules and Regulations with respect to Registration Statements on Form S-1.

                  (iii) On the basis of a reading of the audited balance sheets of the Partnership and ATEL included in the Registration Statement and upon inquiries of officers of the Partnership responsible for financial and accounting matters and other specified procedures, nothing has come to their attention which caused them to believe that (a) said balance sheets: (x) do not comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations with respect to Registration Statements on Form S-1 and (y) are not fairly presented in conformity with generally accepted accounting principles applied on a consistent basis; or (b) as of the date of the latest available unaudited interim balance sheets prepared by the Partnership or ATEL, there was any material change from the amounts shown in the balance sheets included in the Prospectus, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur.

                  (iv) On the basis of inquiries of officers of the Partnership responsible for financial and accounting matters and such other procedures as they have deemed adequate in connection with said opinion, nothing has come to their attention which caused them to believe that at a specific date within five days of the date of such letter there was any material change from amounts shown on the balance sheet included in the Prospectus except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur.


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



         7.  Indemnification.

         (a) The General Partner shall indemnify and hold you and any Soliciting Dealers harmless against any losses, claims, damages or liabilities, joint or several:

                  (i) to which you or any Soliciting Dealer may become subject under the Securities Act, the various State securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto or in any sales literature furnished by us, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  (ii) to which you or any Soliciting Dealer may become subject due to the misrepresentation by the Partnership or the General Partner or its agents (other than you or any Soliciting Dealer) of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Partnership or the General Partner or its agents by you; or

                  (iii) to which you or any Soliciting Dealer may become subject as a result of any breach by the Partnership or the General Partner of the representations and warranties contained herein.

            The General Partner will reimburse you and any Soliciting Dealers for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the General Partner shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Partnership or the General Partner by you specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which

atel7-2/08.sa
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



         the Partnership or the General Partner may otherwise have in connection with this offering.

            The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or any Soliciting Dealer within the meaning of the Securities Act.

         (b) You agree and each Soliciting Dealer will agree to indemnify and hold harmless the Partnership and the General Partner against any losses, claims, damages or liabilities, joint or several, to which the Partnership or the General Partner may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Partnership or the General Partners by you specifically for use in the preparation thereof; and will reimburse the Partnership and the General Partner for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof). This indemnity agreement shall be in addition to any liabilities which you or any Soliciting Dealer may otherwise have in connection with this offering.

            The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Partnership or the General Partner within the meaning of the Securities Act.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subparagraphs (a) and (b) of this Paragraph 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to

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         notify  the  indemnifying  party  shall not  relieve  it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties, and after the indemnified party shall have received notice from the agreed upon counsel that the defense has been so assumed, in the
         event  that  the   indemnified   party   nonetheless   elects  to
         participate  in the  defense  of any such  action  for any reason
         other  than  the  presence  of  a  conflict  of   interest,   the
         indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

         8. Termination. This Agreement shall automatically be terminated, and the Partnership shall have no liability for the payment of any commissions or fees hereunder, in the event of the failure of you and the Soliciting Dealers to sell at least 120,000 of the Units prior to the termination of the offering by the General Partner.

         9. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

         l0. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Partnership or the General Partner, such notice shall be in writing addressed to the Partnership or the General Partner, or both, as the case may be, at 235 Pine Street, 6th Floor, San Francisco, California 94104 and (b) whenever notice is required by the provisions of this Agreement to be given to the Dealer Manager or the Soliciting Dealers, such notice shall be in writing addressed to you at 235 Pine Street, 6th Floor, San Francisco, California 94104.

         11. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.


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                                       13

         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                      Very truly yours,


                                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.,
                                      a California limited partnership

                                      By: ATEL Financial Corporation,
                                             a California corporation,
                                             General Partner


                                          By: ____________________________





Accepted this ______ day of __________, 1996:

ATEL SECURITIES CORPORATION,
a California corporation, Dealer Manager


By: __________________________






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